Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-185240) of Stratasys Ltd. of our report dated March 7, 2013 relating to the financial statements and financial statement schedule, which appears in this Form 20-F.

/S/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel
       March 7, 2013

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 68125, Israel,
P.O Box 50005 Tel-Aviv 61500 Telephone: +972-3-7954555, Fax:+972-3-7954556, www.pwc.com/il

Kesselman & Kesselman is a member firm of PricewaterhouseCoopers International Limited, each member firm of which is a separate legal entity